Exhibit 10.5

                            SHARE PURCHASE AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 30th day of June, 2005

A M O N G

      JAMES FAIRHEAD, STEVE KEREKES and TOM DAVIS, each individuals resident in the Province of Ontario (hereinafter referred to as the "Vendors")
                                                               OF THE FIRST PART

      - and -

      TELEPLUS CONNECT CORP., a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as the "Purchaser")
                                                              OF THE SECOND PART

      - and -

      1500536 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario (hereinafter referred to as the "Corporation")
                                                               OF THE THIRD PART

WHEREAS the authorized capital of the Corporation consists of an unlimited number of Class A, Class B and Class C common shares of which 100 Class A, 100 Class B and 100 Class C common shares have been issued and are outstanding as fully paid and non-assessable shares, all of which are owned by the Vendors;

AND WHEREAS the Purchaser has agreed with the Vendors to purchase the 300 issued and outstanding shares in the capital stock of the Corporation owned by the Vendors;

THIS AGREEMENT WITNESSETH that in consideration of the covenants, agreements, warranties and payments herein set out and provided for, the parties hereto hereby respectively covenant and agree as follows:

1. Purchased Shares

      Subject to the terms and conditions hereof, the Vendors covenant and agree to sell, assign, and transfer to the Purchaser and the Purchaser covenants and agrees to purchase from the Vendors all (and not less than all) of the issued and outstanding shares in the capital stock of the Corporation owned by the Vendors (the "Purchased Shares") for the purchase price (the "Purchase Price") payable as set out in Article 2 hereof.

2. Purchase Price

      (1) The Purchase Price shall be the sum of One Million Dollars ($1,000,000.) of lawful money of Canada.

      (2) The Purchase Price shall be payable to or to the order of the Vendors by certified cheques as follows:

            (d) Three Hundred Eighty Three Thousand One Hundred Seventy Eight Dollars ($383,178.) shall be paid to the Vendors at the Time of Closing by certified cheque or bank draft payable to or to the order of the Vendors at the Time of Closing as hereinafter defined;

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            (e)   Two Hundred Twenty Four Thousand Two Hundred Ninety Eight
                  Dollars and Seventy Two Cents ($224,298.72.) shall be paid to the Vendors by certified cheque or bank draft to or to the order of the Vendors in twenty four (24) equal principal installments in the amount of Nine Thousand Three Hundred Forty Five Dollars Seventy Eight Cents ($9,345.78) each commencing August 1, 2005 to and including July 1, 2007;

            (f) Two Hundred Twenty Four Thousand Two Hundred Ninety Nine Dollars ($224,299.) shall be paid to the Vendors by certified cheque or bank draft payable to or to the order of the Vendors on or before July 1, 2006; and

            (g) One Hundred Sixty Eight Thousand Two Hundred Twenty Four Dollars and Twenty Eight Cents ($168,224.28) shall be paid to the Vendors by certified cheque or bank draft payable to or to the order of the Vendors on or before July 1, 2007.

      (3) The balance of the Purchase Price not paid on closing in the amount of Six Hundred Sixteen Thousand Eight Hundred Twenty Two Dollars ($616,822.) shall be evidenced by a promissory note authorized, executed and delivered by the Purchaser in favour of the Vendors, (the "Promissory Note").

      (4) The obligation of the Purchaser under the Promissory Note shall be guaranteed by the Corporation (the "Guarantee") and as security for the Guarantee the Corporation shall in addition authorize, execute and deliver in favour of the Vendors a general security agreement (the "General Security Agreement") in form and content satisfactory to the solicitors for the Vendors and in respect of which a financing statement shall be filed pursuant to the provisions of the Personal Property Security Act of the Province of Ontario in first position.

      (5) The Promissory Note shall be additionally secured by a pledge of the Purchased Shares authorized, executed and delivered by the Purchaser in favour of the Vendors in a form and content satisfactory to the solicitors for the Vendors (the "Pledge Agreement"). The Pledge Agreement shall stipulate that until default pursuant to the provisions of the Promissory Note, the Purchased Shares may be voted by the Purchaser, and any dividends authorized and issued by the Corporation shall be directed to the Purchaser. Upon default under the Promissory Note which remains uncured, the Purchased Shares shall be returned to the Vendors in full satisfaction of such default and that portion of the Purchase Price previously paid shall be forfeited as liquidated damages and not as a penalty.

3. Closing Arrangements

      (1) The closing of this transaction shall take place at 10:00 a.m. (local time)(the "Time of Closing") at the offices of Messrs. Purser, Dooley LLP Barristers and Solicitors, located at 151 Ferris Lane, Suite 300, Barrie, Ontario, on or before July 8, 2005 (the "Closing Date").

      (2) On the Closing Date, upon fulfillment of all the conditions set out herein, the Vendors shall deliver to the Purchaser the certificates representing all the Purchased Shares duly endorsed in favour of the Purchaser.

4. Representations and Warranties of the Vendors

      The Vendors jointly and severally covenant, represent and warrant as follows as of the date hereof and as of the Closing Date and they acknowledge that the Purchaser is relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Purchased
Shares:

      (1) The Corporation is a corporation is duly incorporated, validly existing and in good standing under the laws of the Province of

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            Ontario. The Corporation has all necessary corporate power and authority to own or lease its properties, to carry on its business as now being conducted by it, to enter into this agreement and to perform its obligations hereunder.

      (2) The authorized capital of the Corporation consists of an unlimited number of Class A, Class B and Class C common shares of which 100 Class A, 100 Class B and 100 Class C common shares have been duly issued for an aggregate purchase price of Three Hundred Dollars ($300.) and are outstanding as fully paid and non-assessable shares.

      (3)   The shareholders of record of the Corporation are as follows:

            James Fairhead - 100 Class A common shares
            Steve Kerekes - 100 Class B common shares
            Tom Davis - 100 Class C common shares

            and such shares are owned by the Vendors, are held with good and marketable title, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever. All rights and powers to vote the Purchased Shares are held exclusively by the Vendors. The delivery of the Purchased Shares to the Purchaser pursuant to the provisions hereof will transfer to the Purchaser valid title thereto, free and clear of all encumbrances.

      (4) No person, firm or corporation has any agreement or option or any right (whether by law, pre-emptive or contractual and including convertible securities, warrants or convertible obligations of any nature) for the purchase or the issue of either the Purchased Shares or any unissued shares in the capital stock of the Corporation.

      (5) The entering into of this agreement and the transactions contemplated hereby will not result in the violation of the articles or by-laws of the Corporation or any indenture or other agreement, written or oral, to which any of the Vendors or the Corporation may be a party.

      (6) This agreement has been duly executed and delivered by each of the Vendors and is a valid and binding obligation of each of the Vendors enforceable in accordance with its terms.

      (7) None of the Vendors is a non-resident within the meaning of the Income Tax Act (Canada).

      (8) To the Vendors' knowledge, there are no existing or threatened legal actions or claims against the Corporation.

      (9) There are no liens, charges or encumbrances of any kind whatsoever on the assets of the Corporation.

5. Covenants of the Vendors

      The Vendors covenant and agree with the Purchaser that on or before the Closing Date, they will do or will cause to be done the following:

      (1) all necessary steps and proceedings to permit all of the Purchased Shares to be duly and validly transferred to the Purchaser shall have been taken by the Vendors and the Corporation; and

      (2) the existing directors of the Corporation shall resign as directors and officers of the Corporation in favour of nominees of the Purchaser, such resignations to be effective as at the Closing Date.

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6. Covenants of the Purchaser

      The Purchaser covenants and agrees with the Vendors that upon closing of the purchase and sale of the Purchased Shares contemplated by this agreement, it shall cause the Corporation to cease using the Vendors' trade-name and trade-mark, "One Bill".

7. Securities Law Compliance Certificates.



      Each Vendor who is an officer of the Corporation agrees and covenants that, from time to time subsequent to the Closing Date, such officer shall provide to the Purchaser such certificates regarding the conduct of the Business and/or financial information of the Corporation prior to the Closing as the Purchaser may reasonably require from such officer to enable the Purchaser's Chief Executive Officer and Chief Financial Officer (and such other executive officers of the Purchaser) to execute and deliver such certificates (the "Officers' Certificates") as they are required to execute and file with the Securities Exchange Commission under Sarbanes-Oxley Act of 2002 (or such other legislative or regulatory requirements as may be adopted) when such Officers' Certificates include or, in whole or in part, are based upon the conduct of the Business and/or the financial information of the Corporation prior to the Closing. Each Vendor who is an officer of the Corporation agrees that this Covenant shall survive for a period of six (6) years from the Closing Date or for such longer period as may be required by applicable Law.


8. Purchaser's Condition

      On or before the Closing Date, the Purchaser shall have concluded and closed satisfactory financing arrangements to fund the transaction contemplated by this Agreement.

9. Survival of Representations and Warranties

      The representations and warranties of the Vendors and the Purchaser contained in this agreement and contained in any document or certificate given pursuant hereto shall survive the closing of the purchase and sale of the Purchased Shares herein provided for, for a period of one (1) year from the Closing Date.

10. Indemnification

      The Vendors hereby jointly and severally indemnify and save the Corporation, the Purchaser and their respective shareholders, directors, officers, employees and agents harmless of and from any cause or claim arising with respect to the Corporation or its activities prior to the Closing Date. The Vendors shall remain liable to defend at their expense any such actions or claims that may arise with respect to the Corporation or its activities, concerning the time period prior to the Closing Date. Such indemnity is conditional upon the Purchaser not entering into any claim or action in an adverse position to the Vendors.

11. Notices

      Any notice, direction or other instrument required or permitted to be given to the Vendors hereunder shall be in writing and may be given by mailing the same postage prepaid or delivering the same addressed to the Vendors at:

         85 Bayfield Street, Suite 300
         Barrie, Ontario  L4M 3A7

      Any notice, direction or other instrument required or permitted to be given to the Purchaser or the Corporation hereunder shall be in writing and may be given by mailing the same postage prepaid or delivering the same addressed to the Purchaser or the Corporation at:


         85 Bayfield Street, Suite 300
         Barrie, Ontario  L4M 3A7

      Any notice, direction or other instrument aforesaid if delivered, shall be deemed to have been given or made on the date on which it was delivered or if mailed, shall be deemed to have been given or made on the fifth business day following the day on which it was mailed.

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12. Costs

      (1) The parties hereto agree that there are no broker's or finder's fees due or payable with respect to this transaction.

      (2) Each of the parties hereto shall pay its own legal, accounting and other costs and expenses associated with this transaction and this agreement.

      (3) The Purchaser shall be responsible for all expenses and costs in connection with the Corporation from and after the Closing Date, and to legal actions and claims as set forth in Section 8 hereof, for which the Vendors have assumed liability hereunder.

13. Entire Agreement

      This agreement constitutes the entire agreement between the parties hereto. There are not and shall not be any verbal statements, representations, warranties, undertakings or agreements between the parties hereto and this agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

14. Proper Law of Contract

      This agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario. Each of the parties hereto hereby irrevocably submits and attorns to the jurisdiction of the courts of the Province of Ontario.

15. Benefit and Binding Nature of the Agreement

      This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF this agreement has been executed by the parties hereto.

                                   /S/ JAMES FAIRHEAD
----------------------------       -----------------------------
Witness                            JAMES FAIRHEAD

                                   /S/ STEVE KEREKES
----------------------------       -----------------------------
Witness                            STEVE KEREKES

                                   /S/ TOM DAVIS
----------------------------       -----------------------------
Witness                            TOM DAVIS

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                              TELEPLUS CONNECT CORP.

                                       /s/ Marius Silvasan
                              Per:                                        c/s
                                  ----------------------------------------
                                       Marius Silvasan President

                              I have the authority to bind the Corporation

                              1500536 ONTARIO INC.

                                      /s/ Tom Davis
                              Per:                                        c/s
                                  ----------------------------------------
                                  Tom Davis - President

                                     /s/ Steve Kerekes
                              Per:
                                  ----------------------------------------
                                  Steve Kerekes - Secretary-Treasurer
                              We have the authority to bind the Corporation